EXHIBIT 10.1

Certain personal information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. Omitted information is marked [***]

INDEPENDENT CONTRACTOR SERVICES AGREEMENT

This Independent Contractor Services Agreement (the “Contract”) is entered into on the 1st of November (the “Effective Date”) by and between:

KARBON-X CORP., a Nevada corporation, with corporate registry number NV20171590185 and its registered address at 6575 West Loop South, Suite 500 Bellaire, TX 77401, acting through its Board of Directors (hereinafter “KARBON-X” or the “CLIENT”); and

SHN ADVISORY LLC, a Texas limited liability company (Texas Secretary of State File No. 6000038886) with its principal place of business at [***]                                                                         , with mailing address at [***]                                                                       and U.S. Taxpayer Identification Number [***]                                  , acting on its own behalf and represented herein by Samuel Hamilton Nelson, its sole member (the “Key Individual”) (hereinafter the “CONTRACTOR”).

KARBON-X and the CONTRACTOR are referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS KARBON-X is an international company that develops environmental financing solutions for sustainable energy, landfill and forestry projects and environmental markets in Europe, North America, Asia, Africa and Latin America. KARBON-X offers consulting services for climate change and sustainability solutions, including the measurement of carbon, plastic and water footprint, the development of greenhouse gas (GHG) emission reduction projects and the purchase and sale of Environmental Credits (ECs) generated by those projects;

WHEREAS the CONTRACTOR is an independent consulting company engaged in the independent trade, occupation, profession or business of financial reporting, SEC reporting and accounting advisory services, offers such services to the public and to clients other than KARBON-X, and has the skills, licences, equipment and resources necessary to perform the Services;

WHEREAS the board of directors of KARBON-X (the “Board”) has appointed, or intends to appoint, Samuel Hamilton Nelson as Chief Financial Officer of KARBON-X, and the Parties intend that the office is held in connection with, and incidental to, the Services provided by the CONTRACTOR as an independent contractor;

WHEREAS the CONTRACTOR accepted the proposal communicated by KARBON-X in October 2026 provided that, in the event of any inconsistency, this Contract shall prevail over the Proposal;

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NOW, THEREFORE, in consideration of the recitals and the mutual covenants set forth in this Contract, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the following terms and conditions:

CLAUSES

1. DEFINITIONS AND INTERPRETATION

1.1. In this Contract:

(a) “Affiliate” means any entity that directly or indirectly controls, is controlled by or is under common control with KARBON-X, including Karbon-X USA Corp.;

(b) “Business Day” means a day other than a Saturday, Sunday or United States federal public holiday;

(c) “Confidential Information” means all non-public information, in any form, disclosed by or on behalf of KARBON-X or its Affiliates, or obtained by the CONTRACTOR in performing the Services, including information on projects, Environmental Credits, pricing, counterparties, off takers, investors, methodologies, MRV data, financial information, know-how, trade secrets and the terms of this Contract;

(d) “Deliverables” means the Products, reports, data, materials and other work product to be delivered under Clauses 4 and 5 and Schedule A;

(e) “Dispute” has the meaning given in Clause 23.1;

(f) “Intellectual Property” means all patents, copyrights, trademarks, trade secrets, database rights, know-how, methodologies, software and all other intellectual property rights anywhere in the world, whether registered or not;

(g) “KARBON-X Parties” means KARBON-X, its Affiliates and their respective directors, officers, employees, agents, successors and assigns; and

(h) “Services” means the services described in Clause 4 and Schedule A.

1.2. Headings are for convenience only. “Including” means “including without limitation”. No rule of construction shall apply to the disadvantage of a Party on the basis that such Party prepared this Contract or any part of it.

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2. PURPOSE

The purpose of this Contract is for the CONTRACTOR, acting as an independent contractor, to provide financial reporting, SEC reporting and internal control over financial reporting services to KARBON-X and its Affiliates, including through the Key Individual holding the Office, in accordance with the specifications set out in Schedule A.

3. TERM

This Contract shall remain in force for twelve (12) months from the Effective Date (the “Term”), unless terminated earlier under Clause 19. This Contract renews automatically for successive twelve (12)-month periods unless either Party gives written notice of non-renewal at least thirty (30) days before the end of the then-current Term. Any change to the Fee for a renewal period requires the approval of the Board under the Fee Letter.

4. SERVICES AND OBLIGATIONS OF THE CONTRACTOR

4.1. The CONTRACTOR shall provide the following Services to KARBON-X, as itemized in Schedule A:

(a) Financial reporting and SEC filings: preparation of the monthly consolidated close, quarterly and annual financial statements and Forms 10-Q, 10-K and 8-K and other SEC filings, and their signature and certification by the Key Individual where required under Clause 11.9;

(b) Internal control over financial reporting: documentation, testing calendar and deficiency reporting for internal control over financial reporting;

(c) Audit coordination: coordination of the PCAOB audit and quarterly reviews with the external auditors in accordance with the audit timetable;

(d) Technical accounting and financing reporting: technical accounting memoranda as transactions arise, and financing and lender reporting as required by the financing agreements;

4.2. The CONTRACTOR shall ensure that the total value described in this Contract is complete and that no additional costs of any kind will be added without the express written consent of KARBON-X.

4.3. The CONTRACTOR is responsible for providing the Services and complying with the obligations set forth in this Contract with the skill, care and diligence of a qualified professional, in compliance with applicable law and the specifications set out in Schedule A.

4.4. The CONTRACTOR will provide the Services from the locations it chooses and, where necessary to develop this Contract’s purpose, at such other places as are reasonably required.

4.5. The CONTRACTOR shall accept, comply with and abide by, in its entirety, the KARBON-X Suppliers Code of Conduct referred to in Clause 12 and attached as Annex 1, or any other code that replaces it, reject all behavior contrary to it and report any such behavior in accordance with its provisions.

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4.6. The CONTRACTOR shall obtain and maintain, at its own cost, all licences, permits, registrations, equipment, tools and personnel necessary to perform the Services.

4.7. Any other services that the Parties agree upon must be set out in writing, signed by both Parties and annexed to this Contract.

5. PRODUCTS AND DELIVERABLES

The CONTRACTOR will deliver the following Products, in accordance with the delivery schedule set out in Schedule A:

(a) a monthly consolidated close package and cash forecast, delivered by the tenth (10th) Business Day of each month;

(b) filing-ready quarterly financial statements and Form 10-Q by the applicable SEC filing deadline (including any Rule 12b-25 extension), filing-ready annual financial statements and Form 10-K by the applicable SEC filing deadline (including any Rule 12b-25 extension), other SEC filings within statutory deadlines, a quarterly ICFR report, and technical accounting memoranda and lender reports as required.

6. OBLIGATIONS OF KARBON-X

6.1. Provide the information and documentation reasonably requested by the CONTRACTOR and necessary to enable it to perform the Services.

6.2. Pay the Fee in accordance with Clause 7, subject to compliance with the requirements established for that purpose.

6.3. Make reasonable efforts to ensure timely attention to the concerns raised by the CONTRACTOR in the execution of this Contract.

6.4. Attend and help organise the meetings reasonably necessary for the CONTRACTOR to perform the Services.

6.5. The Parties agree that the Services may be provided to KARBON-X or to any of its KARBON-X Parties, as specified in Schedule A.

7. FEE AND PAYMENT

7.1. In consideration for the Services, KARBON-X will pay the CONTRACTOR a monthly retainer and any other fees set out in a fee letter approved by the Board and signed by both Parties (the “Fee Letter”) (together, the “Fee”). The monthly retainer is payable for each month of the Term in which the CONTRACTOR has performed the Services in accordance with this Contract, subject to KARBON-X’s right to dispute amounts in good faith under Clause 7.5. Any failure to perform to the extent resulting from KARBON-X, its auditors or other third parties outside the CONTRACTOR’s reasonable control shall not affect payment. The monthly retainer for each calendar month is payable on the last Business Day of that month. The Parties may review the Fee from time to time, and KARBON-X may, in its discretion, pay the CONTRACTOR an additional fee in recognition of results delivered under this Contract, as set out in the Fee Letter or a written amendment approved by the Board. No payment is conditioned on the content of any financial statement, filing or certification, or on the Key Individual’s exercise of independent professional judgment.

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7.2. Payment will be made by wire or ACH transfer to an account held in the name of the CONTRACTOR, as designated by the CONTRACTOR in writing or stated on its invoices and verified under KARBON-X’s payment procedures. Any change to that account takes effect only after KARBON-X has verified it.

7.3. Payments may be made by KARBON-X or by Karbon-X USA Corp. as paying agent, in United States Dollars. Payment by a paying agent does not make it a party to this Contract.

7.4. The monthly retainer shall be paid on the last Business Day of the month to which it relates. A failure by KARBON-X to pay any amount when due shall not constitute an event of default and shall not entitle the CONTRACTOR to suspend the Services, terminate this Contract or claim damages, unless KARBON-X fails to pay such amount in full within seven (7) Business Days after receipt of written notice (including email) from the CONTRACTOR identifying the overdue amount. Any other amount invoiced under this Contract shall be paid within fifteen (15) days after receipt by KARBON-X of a conforming invoice. Amounts disputed in good faith shall not be considered overdue for the purposes of this Clause.

7.5. KARBON-X may withhold any invoiced amount that it disputes in good faith, by notifying the CONTRACTOR in writing of the reasons within five (5) Business Days after receipt of the relevant invoice, and shall pay the undisputed portion. Any invoiced amount, and any Deliverable to which it relates, not disputed within that period shall be deemed accepted. KARBON-X may set off against any amount payable to the CONTRACTOR any undisputed amount owed by the CONTRACTOR to KARBON-X under this Contract.

7.6. To the extent permitted by applicable law, the CONTRACTOR shall invoice any amount it claims under this Contract within one hundred and eighty (180) days after the end of the month in which the relevant Services were performed, failing which such amount shall be deemed waived.

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7.7. Nothing that the Parties have not agreed in writing will be deemed agreed.

7.8. Equity Awards. The following shall apply to stock options and other equity awards over shares of Karbon-X Corp. (the “Issuer”):

(a) Plan governs. Any stock option or other equity award granted, or to be granted, to the CONTRACTOR or the Key Individual under the Equity Incentive Plan of the Issuer (the “Plan”) (each, an “Equity Award”) is governed exclusively by the Plan, the applicable award agreement and the resolutions of the Issuer’s board of directors or its competent committee (the “Board”). In the event of any conflict, the Plan and the award agreement shall prevail over this Contract.

(b) Continued vesting. Equity Awards granted before the Effective Date in connection with any prior employment or service relationship between the CONTRACTOR or the Key Individual and any KARBON-X Party (including any stock options granted under the offer letter dated January 12, 2026 ) shall, subject to the Plan and to Board approval, continue to vest in accordance with their existing vesting schedule, and shall retain their existing exercise price, expiration date and other terms, for so long as the CONTRACTOR continues to provide the Services under this Contract without interruption. The Parties intend that the change of status from employee to independent contractor shall not, by itself, constitute a termination or interruption of continuous service under the Plan. KARBON-X shall procure that the Board adopts, before the Effective Date, any resolution required to give effect to this paragraph.

(c) Tax treatment. The CONTRACTOR acknowledges that: (i) any Equity Award granted as an incentive stock option will cease to qualify as such, and will be treated as a non- qualified stock option, if it is not exercised within three (3) months after the termination of employment, in accordance with Section 422 of the Internal Revenue Code; and (ii) all taxes arising from the grant, vesting, exercise or disposition of Equity Awards after the Effective Date are the sole responsibility of the CONTRACTOR or the Key Individual under Clause 10.2. No KARBON-X Party makes any representation as to the tax treatment of the Equity Awards, and the CONTRACTOR shall obtain its own tax advice.

(d) Securities laws and policies. The grant, vesting, exercise and transfer of Equity Awards are subject to applicable securities laws, including the availability of a registration statement or an exemption for awards to consultants, and to the Issuer’s insider trading policy, blackout periods and any clawback or recoupment policy adopted by the Issuer or required by law. The CONTRACTOR shall procure that the Key Individual complies with them.

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(e) Termination. Vesting shall cease on the earlier of (i) the date on which this Contract terminates for any reason, and (ii) the date on which the Key Individual ceases to perform the Services personally. Unvested Equity Awards shall then be forfeited without compensation, and vested Equity Awards may be exercised only within the post-termination exercise period set out in the Plan or the award agreement. If this Contract is terminated under Clause 19.1(d) or 19.1(e), or if the CONTRACTOR breaches Clause 13, 15 or 21, all unvested Equity Awards shall be forfeited, and vested Equity Awards shall be forfeited only in the case of fraud or wilful misconduct, to the extent permitted by the Plan and applicable law. Notwithstanding the foregoing, nothing in this Clause shall operate to forfeit, accelerate the expiration of, or otherwise adversely modify any Equity Award except as expressly permitted under the applicable Plan and award agreement.

(f) No other rights. Equity Awards do not form part of the Fee and do not constitute compensation for Services rendered in any particular period. Any new Equity Award is discretionary and does not create any right to future awards. Neither the CONTRACTOR nor the Key Individual shall be entitled to any compensation or damages for the loss, forfeiture or reduction in value of any Equity Award, including upon termination of this Contract for any reason.

(g) No employment relationship. Participation in the Plan is as a non-employee service provider. It does not create any employment relationship with any KARBON-X Party and does not affect Clause 11.

8. REPORTING

8.1. The CONTRACTOR shall report on the progress and results of the Services to the Chief Executive Officer of KARBON-X (the “Supervisor”) and to the Board (and, for matters within its remit, the Audit Committee). Reporting under this Clause relates to results and does not give any person the right to direct the manner in which the Services are performed.

8.2. The role of the Supervisor is limited to receiving reports on results. Neither the Supervisor nor KARBON-X shall direct or control the manner, means, methods, sequence or hours by which the CONTRACTOR performs the Services.

9. INVOICING AND TAX DOCUMENTATION

9.1. The CONTRACTOR must send its invoice by email to accounting@karbon-x.com for the monthly retainer on or after the twentieth (20th) day of the month to which it relates, and for any other amount within five (5) Business Days after the end of the month in which it arose.

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Each invoice shall itemize the Services rendered and the Deliverables delivered during the period, and the amount claimed.

9.2. Before the first payment, the CONTRACTOR shall deliver to KARBON-X a duly completed IRS Form W-9 (or, if the CONTRACTOR is not a U.S. person, the applicable IRS Form W- 8). KARBON-X may issue IRS Form 1099-NEC or any other information return required by law.

9.3. Upon request, the CONTRACTOR shall provide evidence of compliance with its federal, state and local tax obligations and with any insurance, contribution or registration that it is legally required to maintain in connection with this Contract. Failure to pay any such tax, contribution or premium shall constitute a material breach of this Contract.

10. COSTS, EXPENSES AND TAXES

10.1. Each Party shall bear its own costs and expenses concerning the negotiation, preparation and performance of this Contract.

10.2. The CONTRACTOR is solely responsible for all federal, state and local income taxes, self- employment taxes, franchise taxes and any other taxes, fees, contributions and levies imposed on or in respect of the Fee. KARBON-X will not withhold any tax from the Fee except where required by law, and any amount so withheld shall be deemed paid to the CONTRACTOR.

10.3. KARBON-X will reimburse travel and per diem expenses only if approved in writing in advance by the Supervisor and supported by original receipts.

10.4. The Parties shall cooperate with the competent authorities to ensure that the proceeds of their obligations under this Contract are taxed in an appropriate and timely manner and shall support each other in providing any necessary information or documentation.

10.5. The Fee includes any sales, use, gross receipts or similar tax that may apply to the Services. No additional amount shall be payable on account of any such tax unless agreed in writing by KARBON-X.

11. INDEPENDENT CONTRACTOR RELATIONSHIP

11.1. The CONTRACTOR is an independent contractor. Except as provided in Clauses 11.7 and 11.8 with respect to the Office, nothing in this Contract creates, or shall be construed as creating, any employment, partnership, joint venture, agency or fiduciary relationship between the CONTRACTOR (or any of its personnel) and any KARBON-X Party. Except as provided in Clause 11.8, the CONTRACTOR has no authority to bind any KARBON-X Party. There is not, nor will there be, under this Contract any subordination of a labor nature or dependence between KARBON-X and the CONTRACTOR.

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11.2. The CONTRACTOR:

(a) retains the sole right to control and direct the manner, means, methods, sequence and hours of performance of the Services, subject only to the completion schedule set out in Schedule A;

(b) is free to provide services to other clients during the Term, subject to Clauses 13 and 21;

(c) shall supply, at its own expense, all tools, equipment, workspace and materials needed to perform the Services;

(d) shall receive no training from KARBON-X other than a minimal orientation on KARBON-X policies, systems and project specifications; and

(e) shall maintain its business separately from that of KARBON-X, under its own name, accounts and insurance, and is solely responsible for its own personnel.

11.3. The CONTRACTOR and its personnel are not entitled to participate in any employee benefit plan, programme or policy of any KARBON-X Party, and the CONTRACTOR, to the fullest extent permitted by law, waives any such participation, including if the CONTRACTOR or any of its personnel is subsequently reclassified as an employee by any court or authority.

11.4. KARBON-X does not provide workers’ compensation insurance coverage for the CONTRACTOR or its personnel or unemployment insurance coverage under the law of any state. The CONTRACTOR shall procure any such coverage that applicable law requires it to maintain.

11.5. If any court or authority determines that the CONTRACTOR or any of its personnel is an employee of any KARBON-X Party, the CONTRACTOR shall indemnify the KARBON-X Parties under Clause 20.2 only for taxes, contributions and penalties that are the CONTRACTOR’s own obligations or those of its personnel, and not for any obligation imposed on a KARBON-X Party as employer.

11.6. Schedule and availability. The CONTRACTOR determines its own working schedule, including any periods during which the Key Individual is not available, and is not required to record or report hours worked. The CONTRACTOR shall keep KARBON-X reasonably informed of the Key Individual’s availability so that the Services, including periodic report filing deadlines, are delivered on time.

11.7. Office. The Board has appointed, or will appoint, the Key Individual as Chief Financial Officer of KARBON-X (the “Office”) in connection with the Services. The Key Individual holds the Office at the pleasure of the Board, and the Office ends automatically when this Contract ends, whereupon the Key Individual shall be deemed to have resigned from the Office and any other office or directorship held with KARBON-X or its Affiliates. No remuneration is payable for the Office other than the Fee paid to the CONTRACTOR.

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11.8. Authority and duties. In the capacity of the Office, and within the authority delegated by the Board, the Key Individual may execute documents, filings, certifications, bank and auditor documents and other instruments on behalf of KARBON-X and its Affiliates, and owes the duties that applicable law imposes on an officer of a Nevada corporation. Clause 11.1 does not limit that authority or those duties.

11.9. Certifications and access. Where the Services include signing or certifying KARBON-X’s periodic reports, including under Sections 302 and 906 of the Sarbanes-Oxley Act, the Key Individual will do so personally as required by law. KARBON-X will give the Key Individual full and timely access to its books, records, systems, personnel, auditors and Audit Committee needed to support those certifications. No provision of this Contract conditions any payment on the content of any certification.

11.10. Indemnification and advancement. KARBON-X will indemnify the Key Individual, in his capacity as an officer of KARBON-X, and advance expenses (including reasonable legal fees) in defending any claim, solely to the extent permitted by applicable law and KARBON-X’s articles and bylaws, and subject to any applicable indemnification agreement, in respect of any act or omission in the performance of his duties as an officer, except to the extent finally determined to result from fraud, gross negligence or wilful misconduct.

11.11. D&O insurance. KARBON-X will cause the Key Individual to be covered as an insured person under its directors’ and officers’ liability insurance, subject to the terms, conditions, exclusions and availability of the applicable policy, on terms no less favourable than those applying to its other officers, during the Term and for six (6) years afterwards, to the extent such post-termination coverage is maintained by KARBON-X for its former officers.

11.12. Counsel opinion. KARBON-X shall use reasonable efforts to obtain, promptly after the Effective Date, a written opinion of counsel that the arrangement under this Contract is reasonably supportable as an independent contractor relationship for US federal employment- tax purposes.

11.13. Clawback. The Fee and the Equity Awards are subject to Section 304 of the Sarbanes-Oxley Act and any clawback or recoupment policy adopted by KARBON-X or required by law.

12. RULES OF CONDUCT

With respect to their activities and this Contract, the Parties agree to abide by: (a) all applicable laws against bribery, corruption, money laundering, terrorism financing and economic sanctions, including the U.S. Foreign Corrupt Practices Act, the Canadian Corruption of Foreign Public Officials Act and the regulations administered by the U.S. Office of Foreign Assets Control; and (b) the KARBON-X Supplier’s Code of Conduct attached as Annex 1. Any breach of this Clause by the CONTRACTOR is a material breach entitling KARBON-X to terminate this Contract with immediate effect.

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13. CONFIDENTIALITY

13.1. The CONTRACTOR shall:

(a) Keep the terms and conditions of this Contract and all Confidential Information in strict confidence;

(b) Use Confidential Information solely to perform the Services;

(c) Not disclose Confidential Information to anyone except as specifically permitted in this Clause;

(d) Protect Confidential Information with reasonable security measures and at least the degree of care it uses for its own confidential information; and

(e) Ensure that its personnel and permitted subcontractors are bound by obligations no less protective than those in this Clause.

13.2. The CONTRACTOR may disclose Confidential Information when the disclosure is requested or required by any court of competent jurisdiction or any judicial, governmental, supervisory or regulatory body, or by applicable law, provided that, where legally permitted, the CONTRACTOR gives KARBON-X prompt prior written notice, cooperates with KARBON-X in seeking a protective order and discloses only the minimum information required.

13.3. Confidential Information does not include information that the CONTRACTOR can demonstrate: (a) is or becomes public other than through a breach of this Contract; (b) was lawfully known to it before disclosure; or (c) was lawfully received from a third party without a duty of confidentiality.

13.4. Nothing in this Contract prohibits the CONTRACTOR from reporting possible violations of law to any governmental agency, from making disclosures protected under whistleblower laws, or from discussing or disclosing information about unlawful acts in the workplace. Pursuant to 18 U.S.C. § 1833(b), an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official, directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

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13.5. The Parties agree that KARBON-X’s promise to provide, and its provision of, Confidential Information and specialized knowledge to the CONTRACTOR is consideration for, and gives rise to KARBON-X’s interest in, the covenants in Clause 21.

13.6. Upon termination or upon request, the CONTRACTOR shall return or destroy all Confidential Information and certify such return or destruction in writing.

13.7. All rights and obligations relating to Confidential Information shall survive for five (5) years after the termination of this Contract and, in respect of trade secrets, for as long as they remain trade secrets under applicable law.

13.8. Securities disclosure. Nothing in this Contract restricts disclosure of this Contract or the Fee Letter in KARBON-X’s filings with the Securities and Exchange Commission or as otherwise required by securities laws, or communications with KARBON-X’s auditors, Audit Committee or Board. The Key Individual will comply with KARBON-X’s insider trading policy and will file any report required under Section 16 of the Securities Exchange Act of 1934 with KARBON-X’s assistance.

14. DATA PROTECTION

14.1. If any processing of personal data is required, the Parties agree to comply with all applicable data protection and privacy laws, including, where applicable, the EU General Data Protection Regulation (EU 2016/679), the Canadian Personal Information Protection and Electronic Documents Act and Chapter 603A of the Nevada Revised Statutes (Security and Privacy of Personal Information) and the data protection laws of any other State in which the Key Individual performs the Services.

14.2. The personal data of one Party shall not be sold, transferred, yielded or otherwise provided to third parties by the other Party. The CONTRACTOR shall process personal data only on KARBON-X’s documented instructions, implement appropriate security measures and notify KARBON-X of any security incident affecting such data within forty-eight (48) hours of becoming aware of it.

15. INTELLECTUAL PROPERTY

15.1. Nothing in this Contract constitutes the transfer of any Intellectual Property existing before the Effective Date. Each Party retains the Intellectual Property it developed before this Contract or outside its scope. The CONTRACTOR grants KARBON-X and its Affiliates a perpetual, irrevocable, worldwide, royalty-free, transferable and sublicensable license to use any pre-existing Intellectual Property of the CONTRACTOR incorporated in the Deliverables.

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15.2. All Intellectual Property in the Deliverables and in any other work product developed by the CONTRACTOR, alone or jointly with KARBON-X, in performing this Contract (the “Work Product”) shall be the exclusive property of KARBON-X. To the extent permitted by law, the Work Product shall be a “work made for hire” under the U.S. Copyright Act (17 U.S.C. § 101). To the extent any Work Product does not qualify as a work made for hire, the CONTRACTOR hereby irrevocably assigns to KARBON-X all right, title and interest in it.

15.3. The CONTRACTOR waives, and shall procure the waiver of, any moral rights in the Work Product, and shall execute any document reasonably required to perfect KARBON-X’s rights. The CONTRACTOR irrevocably appoints KARBON-X as its attorney-in-fact to execute such documents if the CONTRACTOR fails to do so within ten (10) Business Days of a request.

15.4. The CONTRACTOR shall ensure that the Key Individual and any other personnel involved in performing the Services have validly assigned to the CONTRACTOR, or directly to KARBON-X, all Intellectual Property rights in the Work Product necessary to give full effect to Clause 15.2. The CONTRACTOR shall procure the execution of any further documents reasonably required to evidence or perfect such assignments.

16. SUBCONTRACTING

Subcontracting is only permitted with the prior written consent of KARBON-X and provided that the subcontractor is bound by all the clauses of this Contract. The CONTRACTOR remains fully liable for the acts and omissions of its subcontractors.

17. TERRITORIALITY

The Services will be provided globally.

18. ASSIGNMENT

The CONTRACTOR may not assign or transfer its rights or obligations under this Contract, in whole or in part, without the prior written consent of KARBON-X. KARBON-X reserves the sole and unconditional right to assign its rights and/or obligations under this Contract, in whole or in part, to any Affiliate or third party without the consent of the CONTRACTOR.

19. TERMINATION

19.1. This Contract will terminate:

(a) When it achieves its purpose;

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(b) If KARBON-X notifies the CONTRACTOR that it no longer requires the Services, with at least thirty (30) days’ notice before the date on which termination is to take effect;

(c) If the CONTRACTOR notifies KARBON-X that it will not continue to provide the Services, with at least thirty (30) days’ notice before the date of termination;

(d) With immediate effect upon notice by KARBON-X, if the CONTRACTOR materially breaches this Contract and does not cure the breach within thirty (30) days after written notice from KARBON-X describing it;

(e) With immediate effect upon notice by KARBON-X, if the CONTRACTOR breaches Clause 12, 13, 14 or 21, or becomes insolvent or subject to any bankruptcy or similar proceeding; or

(f) By mutual written agreement of the Parties.

19.2. Upon termination, KARBON-X shall pay the Fee pro rata up to the effective date of termination, together with any performance fee awarded before that date and approved expenses. The payments specified in this Clause 19.2 constitute the CONTRACTOR’s sole and exclusive remedy for termination in accordance with this Contract, and the CONTRACTOR shall not be entitled to any damages, lost profits or other compensation by reason of such termination.

19.3. Upon termination, the CONTRACTOR shall return all documentation and materials proprietary to KARBON-X and deliver all Work Product, whether complete or in progress.

19.4. Clauses 7.5, 10, 11, 13, 14, 15, 19, 20, 21, 22, 23 and any other provision which by its nature is intended to survive shall survive termination.

20. LIABILITY, INDEMNITY AND LIMITATION

20.1. The CONTRACTOR shall be liable to KARBON-X for all damages, costs and expenses arising from or attributable to its breach of this Contract or the negligent, wilful or wrongful acts or omissions of the CONTRACTOR or its personnel or subcontractors, subject only to Clause 20.5.

20.2. To the fullest extent permitted by law, the CONTRACTOR shall defend, indemnify and hold harmless the KARBON-X Parties from and against all claims, losses, damages, liabilities, fines, penalties, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to: (a) any breach of this Contract by the CONTRACTOR; (b) any negligent, wilful or wrongful act or omission of the CONTRACTOR or its personnel or subcontractors; (c) any claim by the CONTRACTOR’s personnel or subcontractors; (d) any tax, contribution, premium or penalty for which the CONTRACTOR is responsible, excluding any obligation imposed on a KARBON-X Party as employer; and (e) any claim that the Deliverables infringe the Intellectual Property of a third party.

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20.3. LIMITATION OF KARBON-X’S LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY LAW: (A) NO KARBON-X PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, OR FOR ANY LOSS OF PROFITS, REVENUE, BUSINESS OPPORTUNITY OR REPUTATION, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY; AND (B) THE AGGREGATE LIABILITY OF THE KARBON-X PARTIES ARISING OUT OF OR RELATING TO THIS CONTRACT SHALL NOT EXCEED THE PORTION OF THE FEE PAYABLE FOR THE THREE (3) MONTHS PRECEDING THE EVENT GIVING RISE TO THE CLAIM. THIS CLAUSE DOES NOT LIMIT KARBON-X’S OBLIGATION TO PAY UNDISPUTED FEES FOR SERVICES PERFORMED IN ACCORDANCE WITH THIS CONTRACT, NOR ANY LIABILITY THAT CANNOT BE LIMITED UNDER APPLICABLE LAW. THE PARTIES ACKNOWLEDGE THAT THIS CLAUSE IS CONSPICUOUS AND THAT EACH OF THEM HAS ACTUAL KNOWLEDGE OF IT.

20.4. Any claim arising out of or relating to this Contract may be brought only against KARBON-X. The CONTRACTOR shall not bring any claim against any Affiliate of KARBON-X or against any director, officer, employee, shareholder or agent of any KARBON-X Party, each of whom is an intended third-party beneficiary of this Clause.

20.5. The CONTRACTOR’s liability shall not be limited or excluded in cases involving: (a) fraud or fraudulent misrepresentation; (b) death or personal injury; (c) intentional misconduct, gross negligence or wilful default; (d) breach of Clause 12, 13, 15 or 21; (e) the indemnities under Clause 20.2; or (f) any other liability that cannot be limited or excluded under applicable law. For all other damages, the CONTRACTOR’s liability shall be limited to the total Fee paid or payable under this Contract during the twelve (12) months preceding the event giving rise to the claim.

21. NON-SOLICITATION

21.1. Ancillary agreement. The covenants in this Clause 21 are ancillary to and part of the otherwise enforceable agreement in Clause 13, under which KARBON-X provides the CONTRACTOR with Confidential Information and specialized knowledge.

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21.2. Non-solicitation of personnel. During the Term and for a period of twelve (12) months after its termination, the CONTRACTOR shall not, directly or indirectly, induce or attempt to induce any employee, independent contractor, consultant or advisor of KARBON-X or its Affiliates to terminate their employment, contract or relationship with KARBON-X or its Affiliates.

21.3. The restricted periods in this Clause shall be extended by any period during which the CONTRACTOR is in breach. The CONTRACTOR acknowledges that any breach of this Clause would cause KARBON-X irreparable harm for which damages would not be an adequate remedy.

21.4. If any covenant in this Clause is found to contain limitations as to time, geographical area or scope of activity that are unreasonable, the court or arbitrator shall reform it to the extent necessary to make it reasonable and enforce it as reformed, to the extent permitted by applicable law.

22. GOVERNING LAW

This Contract, and any claim, controversy or dispute arising out of or relating to it, whether in contract, tort, statute or otherwise, shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any conflict-of-laws rule that would require the application of another law. The Federal Arbitration Act (9 U.S.C. § 1 et seq.) governs Clause 23.

23. DISPUTE RESOLUTION

23.1. Scope. “Dispute” means any dispute, controversy or claim arising out of or relating to this Contract or the relationship between the Parties, including its formation, validity, interpretation, performance, breach or termination, the classification of the CONTRACTOR or its personnel, any statutory or tort claim, and any claim against any KARBON-X Party.

23.2. Step 1 – Notice of Dispute. A Party wishing to raise a Dispute must deliver a written notice (a “Notice of Dispute”) to the other Party in accordance with Clause 27.3, within one (1) year after the claimant knew or reasonably should have known of the facts giving rise to the Dispute. A Notice of Dispute must: (a) be signed personally by the claimant or its authorized officer; (b) describe in reasonable detail the facts and circumstances of the Dispute; (c) identify each provision of this Contract or of law allegedly breached; (d) state the amount claimed, its computation and any other relief sought; and (e) attach the documents on which the claimant relies. A notice that does not meet these requirements shall not constitute a Notice of Dispute.

23.3. Step 2 – Direct negotiation. Within thirty (30) days after receipt of a Notice of Dispute, senior representatives of the Parties with authority to settle shall meet, in person or by video conference, and negotiate in good faith. All communications in the negotiation and mediation are confidential, are made without prejudice and are inadmissible in any subsequent proceeding.

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23.4. Step 3 – Mediation. If the Dispute is not resolved within thirty (30) days after the expiry of the period in Clause 23.3, either Party may refer it to non-binding mediation administered by JAMS in Las Vegas, Nevada, before a single mediator. The mediation shall take place within sixty (60) days of the referral. The mediator’s fees shall be shared equally, and each Party shall bear its own costs.

23.5. Conditions precedent. Compliance with Clauses 23.2 to 23.4 is a condition precedent to the commencement of arbitration or of any other proceeding, except as provided in Clause 23.10. Any proceeding commenced in breach of this Clause shall be stayed or dismissed, and the Party that commenced it shall reimburse the other Party’s reasonable attorneys’ fees and costs incurred in obtaining such stay or dismissal.

23.6. Step 4 – Binding arbitration. Any Dispute not resolved within sixty (60) days after the referral to mediation shall be finally resolved by confidential, binding arbitration administered by JAMS under its Comprehensive Arbitration Rules and Procedures in effect at the time of filing (including, where applicable, its Expedited Procedures). The following shall apply:

(a) the tribunal shall consist of a single arbitrator who is a retired judge or an attorney with at least fifteen (15) years of commercial practice admitted in the State of Nevada;

(b) the seat and place of arbitration shall be Las Vegas, Nevada, and the language of the arbitration shall be English;

(c) the arbitrator shall decide all questions of arbitrability, including the scope, validity and enforceability of this arbitration agreement, except that a court shall decide the enforceability of Clause 23.8;

(d) document disclosure shall be limited to the documents on which each Party relies and to specific requests that the arbitrator approves for good cause, and each Party may take no more than two (2) depositions of no more than six (6) hours each;

(e) the arbitrator may decide dispositive motions;

(f) the arbitrator shall apply the substantive law of the State of Nevada and give full effect to the limitations of liability, the contractual limitations period, the conditions precedent and the other provisions of this Contract, and shall have no authority to award punitive, exemplary or consequential damages or any relief inconsistent with this Contract;

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(g) the award shall be reasoned, final and binding, and judgment on it may be entered in any court of competent jurisdiction;

(h) this arbitration agreement is governed by the Federal Arbitration Act and, to the extent not inconsistent with it, the Nevada Uniform Arbitration Act of 2000 (NRS Chapter 38); and

(i) the existence, content and outcome of the arbitration shall be confidential, except as necessary to enforce the award or as required by law.

23.7. Costs. Each Party shall bear its own attorneys’ fees, expert fees and costs, and the JAMS administrative fees and the arbitrator’s compensation shall be shared equally, subject to the following:

(a) if a Party makes a written settlement offer at least fourteen (14) days before the hearing and the other Party does not accept it and then obtains a final award that is not more favorable to it than the offer, that other Party shall pay the reasonable attorneys’ fees and costs incurred by the offering Party after the date of the offer;

(b) if the arbitrator determines that equal sharing of the arbitration fees would prevent the CONTRACTOR from effectively vindicating its rights, KARBON-X shall advance the excess portion of such fees, subject to reallocation in the award;

(c) nothing in this Clause limits any attorneys’ fees that may be awarded under any statute where such right cannot be waived; and

(d) the Parties agree that attorneys’ fees shall be recoverable only as provided in this Clause 23.

23.8. Individual claims only. To the maximum extent permitted by law, every Dispute shall be resolved on an individual basis. No Dispute may be brought, heard or decided as a class, collective, consolidated or representative action, and the arbitrator has no authority to preside over any such action. If this Clause is found unenforceable in respect of any claim, that claim shall be severed, stayed pending the arbitration of all individual claims and heard only in the courts referred to in Clause 23.11, and shall in no event proceed in arbitration.

23.9. Excluded claims. Clause 23.6 does not apply to: (a) any claim that, under applicable federal law, cannot be subject to a pre-dispute arbitration agreement, including, at the claimant’s election, claims covered by the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act of 2021; (b) applications for provisional remedies in aid of arbitration; and (c) any other claim that applicable law, to the extent not preempted by the Federal Arbitration Act, excludes from pre-dispute arbitration.

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23.10. Injunctive relief. Notwithstanding the foregoing, KARBON-X may at any time, without first complying with Clauses 23.2 to 23.4 and, to the extent permitted by law, without posting a bond, seek temporary, preliminary or permanent injunctive relief, specific performance or other equitable relief in any court of competent jurisdiction to protect its Confidential Information, its Intellectual Property or its rights under Clause 21.

23.11. Courts. Subject to the arbitration agreement, the state and federal courts located in Clark County, Nevada shall have exclusive jurisdiction over any proceeding permitted to be brought in court, including proceedings to compel arbitration or to confirm or vacate an award. Each Party irrevocably submits to such jurisdiction and waives any objection based on venue or forum non conveniens. KARBON-X may nonetheless enforce any award or judgment in any jurisdiction.

23.12. JURY WAIVER. EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS CONTRACT OR ANY DISPUTE. EACH PARTY ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT COUNSEL OF ITS CHOICE REGARDING THIS WAIVER, THAT THIS WAIVER IS CONSPICUOUS, AND THAT IT HAS ACTUAL KNOWLEDGE OF IT.

23.13. Contractual limitations period. Any Dispute must be commenced, by filing a demand for arbitration or, where permitted, by filing suit, within two (2) years after the cause of action accrues, failing which it shall be forever barred, regardless of any longer statutory limitations period. This period shall be tolled from delivery of a valid Notice of Dispute until the conclusion of the mediation, for no more than one hundred twenty (120) days. This Clause does not apply to claims by KARBON-X under Clauses 13, 15, 20.2 or 21, nor to any claim for which applicable law prohibits the shortening of the limitations period.

23.14. Continued performance. Pending resolution of any Dispute, the CONTRACTOR shall continue to perform its obligations and KARBON-X shall pay the undisputed portion of any amount due.

23.15. Acknowledgement. The CONTRACTOR acknowledges that it has carefully read this Clause 23, understands that it waives the right to a court and a jury trial and to participate in class or collective proceedings, has had the opportunity to consult independent counsel and enters into it voluntarily.

CONTRACTOR’s initials: /s/ SHN

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24. ENTIRE CONTRACT AND AMENDMENTS

24.1. This Contract, its Schedule and Annexes and any addendum signed by the Parties constitute the entire agreement between the Parties and supersede any prior understanding or agreement relating to its subject matter, including the Proposal. The CONTRACTOR has not relied on any statement, promise or representation not expressly set out in this Contract.

24.2. This Contract may only be modified by a written instrument signed by both Parties. No oral modification or waiver shall be effective.

25. SEVERABILITY

Subject to Clause 23.8, if any provision of this Contract is or becomes invalid or unenforceable, the other provisions shall remain valid and enforceable, and the invalid or unenforceable provision shall be enforced to the maximum extent permitted and replaced by a valid provision that comes as close as possible to the commercial purpose that the Parties originally intended.

26. WAIVER

A Party’s failure or delay in demanding or exercising a right under this Contract shall not be construed as a waiver, nor shall the sole or partial exercise of a right prevent any further exercise thereof. The waiver by a Party of a right in the event of a breach of this Contract by the other Party does not waive that right in the event of future breaches.

27. COMMUNICATIONS

27.1. Any communication under this Contract shall be in writing and sent by courier, registered mail, email or personal delivery to the person designated by each Party, as follows:

By KARBON-X:	By the CONTRACTOR:
Supervisor: Chief Executive Officer	Name: Samuel H. Nelson (Key Individual)
Name: Chad Clovis	Mailing address: [***] [***]
Tel.: + +1 (778) 256-5730	Tel.: [***]
Email: cc@karbon-x.com	Email: [***]
With a copy to the Legal Director: jsc@karbon- x.com and legal@karbon-x.com

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27.2. A communication is deemed made on the date of its receipt, provided that it occurs before 18:00 on a Business Day; otherwise, it is deemed made on the next Business Day. For these purposes, the time and Business Days shall be determined by reference to the address of the receiving Party.

27.3. A Notice of Dispute addressed to KARBON-X is valid only if delivered both (a) by internationally recognized courier to the registered address of KARBON-X stated above, to the attention of the Legal Director, and (b) by email to the Legal Director at the address stated in Clause 27.1.

27.4. Any change to the above details shall be notified by the corresponding Party in order to be valid and effective.

28. MISCELLANEOUS

28.1. This Contract may be executed in counterparts and by electronic signature, each of which shall be deemed an original, in accordance with the U.S. Electronic Signatures in Global and National Commerce Act and the Nevada Uniform Electronic Transactions Act (NRS Chapter 719).

28.2. This Contract is executed in English, which shall prevail over any translation.

28.3. Each Party acknowledges that it has had the opportunity to obtain independent legal advice before signing this Contract, and that it enters into it freely and voluntarily.

28.4. Except for the KARBON-X Parties under Clauses 20 and 23, no third party has any right to enforce any term of this Contract.

The Parties give an account of their agreement and intention to be bound by this Independent Contractor Services Agreement by signing below:

KARBON-X CORP.		SHN ADVISORY LLC

By:	/s/ Chad James Clovis	By:	/s/ Samuel H. Nelson
Name:	Chad James Clovis	Name:	Samuel H. Nelson
Title:	Chief Executive Officer	Title:	Sole Member
Date:	Date: 1st of November 2026	Date:	1st of November 2026

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SCHEDULE A – SERVICES, DELIVERABLES, VALUE AND PAYMENT SCHEDULE

No.	Service / Deliverable	Specifications and acceptance criteria	Delivery date	Value (US$)
1	Monthly consolidated close package and cash forecast (Clauses 4.1(a) and 5(a))	Account reconciliations, journal entries, management accounts and cash forecast	10th Business Day of each month	Included in monthly retainer
2	Quarterly and annual financial statements and Forms 10-Q and 10-K (Clauses 4.1(a) and 5(b))	Filing-ready financial statements, notes and filings, reviewed by the external auditors	By the applicable SEC filing deadline (including any Rule 12b- 25 extension)	Included in monthly retainer
3	ICFR documentation, testing and deficiency reporting (Clauses 4.1(b) and 5(b))	Process narratives, control matrices, testing results, deficiencies and remediation plan	Quarterly	Included in monthly retainer
4	Audit coordination, technical accounting memoranda and lender reporting (Clauses 4.1(c), 4.1(d) and 5(b))	Audit schedules per the audit timetable; U.S. GAAP memoranda; lender reports	Per the audit timetable and financing agreements	Included in monthly retainer
	Total (Fee)			Monthly retainer as set out in the Fee Letter

Specifications and acceptance criteria: as set out in the table above. Under Clause 7.1, the monthly retainer is not conditioned on formal acceptance of any Deliverable, without prejudice to KARBON-X's rights under Clause 7.5.

Completion schedule: as set out in the table above, during the Term.

Fee: monthly retainer and any other fees as set out in the Fee Letter approved by the Board (Clause 7.1); payable on the last Business Day of each month (Clause 7.4).

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ANNEX 1 ? KARBON-X SUPPLIER'S CODE OF CONDUCT

Annex 1 has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish a copy of the omitted annex to the Securities and Exchange Commission upon request.

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